UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2018

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota		55426
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On February 23, 2018, General Mills, Inc., a Delaware corporation (“General Mills”), and Blue Buffalo Pet Products, Inc., a Delaware corporation (“Blue Buffalo”), issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of February 22, 2018, by and among General Mills, Blue Buffalo, and Bravo Merger Corp., a Delaware corporation and wholly owned subsidiary of General Mills. A copy of such joint press release is furnished herewith as Exhibit 99.1.

Also, on February 23, 2018, General Mills disseminated an investor presentation to be used in connection with a conference call to discuss the proposed acquisition. A copy of such investor presentation is furnished herewith as Exhibit 99.2.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, (i) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose; and (ii) shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

Forward Looking Statements

Certain information contained herein and in the exhibits that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” The forward-looking statements contained in this Form 8-K include, without limitation, statements related to: the planned acquisition of Blue Buffalo and the timing and financing thereof; the ability to obtain regulatory approvals and meet other closing conditions for the planned acquisition; the expected impact of the planned acquisition, including among others, on General Mills’ net sales, expected trends in net sales, earnings performance, profitability and other financial measures; expectations regarding growth potential in various products, geographies and market categories, including the impact from a more diversified portfolio of brands and business mix; expectations regarding growth in the pet food category; the realization of anticipated cost synergies, margin expansion and adjusted earnings per share accretion from the acquisition; the ability to retain key personnel; and the anticipated sufficiency of future cash flows to enable the payment of interest and repayment of short- and long-term debt as well as quarterly dividends.

These and other forward-looking statements are based on each party’s respective management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable anti-trust legislation and other regulatory and third party consents and approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted following announcement of the transaction; potential volatility in the capital markets and the impact on the ability to complete the proposed debt and equity financing necessary to consummate the acquisition of Blue Buffalo; failure to retain key management and employees of Blue Buffalo; General Mills’ level of indebtedness as a result of the transactions and its ability to achieve its objective of reducing indebtedness; issues or delays in the successful integration of Blue Buffalo’s operations with those of General Mills, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition from the information technology systems of Blue Buffalo to those of General Mills as well as risks associated with other integration or transition of the operations, systems and personnel of Blue Buffalo; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the transaction by customers, competitors, suppliers and employees; future levels of revenues being lower than expected and costs being higher than expected; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected; and changes in the level of capital investment, and other risks described in General Mills’ filings with the Securities and Exchange Commission, including General Mills’ Annual Report on Form 10-K for the fiscal year ended May 28, 2017 and in Blue Buffalo’s filings with the Securities and Exchange Commission, including Blue Buffalo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Actual results could differ materially from those projected in the forward-looking statements. Neither General Mills, nor Blue Buffalo undertakes any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated February 23, 2018, jointly issued by General Mills, Inc. and Blue Buffalo Pet Products, Inc.

99.2	Investor presentation dated February 23, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2018

GENERAL MILLS, INC.

By:	/s/ Richard C. Allendorf
Name:	Richard C. Allendorf
Title:	Senior Vice President, General Counsel and Secretary